Exhibit 10.2

REPAYMENT GUARANTY

THIS REPAYMENT GUARANTY (this “Guaranty”) is made as of July 21, 2011, by WALKER & DUNLOP, INC, a Maryland corporation (“Guarantor”) in favor of TD BANK, N.A., as administrative agent for itself and the other lending institutions (“Lenders”) which may become parties to the Credit Agreement (as hereinafter defined) pursuant to the terms thereof (TD Bank, N.A. in such capacity as administrative agent is hereinafter referred to as the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

BACKGROUND

A.            Pursuant to the terms of that certain Warehousing Credit and Security Agreement between and among W & D INTERIM LENDER LLC, a Delaware limited liability company (“Borrower”), Administrative Agent and Lenders dated July 21, 2011 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), Lenders have agreed to loan to Borrower the principal sum of up to THIRTY-FIVE MILLION AND 00/100 DOLLARS ($35,000,000.00), as the same may be increased pursuant to the terms of the Credit Agreement including, without limitation, pursuant to the provisions of Section 1.2 of the Credit Agreement (the “Loan”), for the purposes specified in the Credit Agreement.

B.            The Credit Agreement provides that the Loan shall be evidenced by one or more promissory notes (individually and collectively, and all renewals, replacements, restatements, amendments, increases, substitutions, modifications, supplements and extensions thereof or therefor, the “Warehousing Notes”) made by Borrower payable to the order of Lenders in the aggregate maximum principal amount of the Loan and shall be secured by the Collateral.

AGREEMENT

NOW, THEREFORE, to induce Administrative Agent and Lenders to enter into the Credit Agreement and to make the Loan, and in consideration thereof, Guarantor unconditionally guarantees and agrees that:

•                  GUARANTY.  Guarantor hereby irrevocably, absolutely and unconditionally guarantees and promises to pay in full to Administrative Agent and to Lenders and their respective successors and assigns, or order, on demand, in lawful money of the United States, in immediately available funds, all Obligations of Borrower to Administrative Agent and/or Lenders, as applicable, including, without limitation, the principal sum of up to THIRTY-FIVE MILLION AND 00/100 DOLLARS ($35,000,000.00), as the same may be increased pursuant to the terms of the Credit Agreement (including, without limitation, pursuant to the provisions of Section 1.2 of the Credit Agreement), or so much thereof as may be due and owing under the Warehousing Notes or any of the other Loan Documents, together with interest and any other sums payable under the Warehousing Notes or any of the other Loan Documents, as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity, or otherwise.  Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Obligations as a primary obligor.

•                  REMEDIES.  If Guarantor fails to promptly perform its obligations under this Guaranty, Administrative Agent may from time to time, and without first requiring performance by Borrower or exhausting any or all security for the Loan, bring any action at law or in equity (or both) to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Administrative Agent or any Lender as a direct or indirect consequence of the failure of Guarantor to perform its obligations together with interest thereon at the Default Rate from the date of demand until the date paid.

•                  RIGHTS OF ADMINISTRATIVE AGENT.  Guarantor authorizes Administrative Agent, without giving notice to Guarantor or obtaining Guarantor’s consent and without releasing, diminishing, impairing, reducing or otherwise adversely affecting the liability of Guarantor hereunder, from time to time to:  (a) amend, renew, extend, increase, modify, alter, restate or rearrange all or any portion of the Obligations, or otherwise amend, renew, extend, increase, modify, alter, restate or rearrange the terms of the Warehousing Notes or any of the other Loan Documents or any other document, instrument, contract or understanding among Borrower, Administrative Agent and/or Lenders or any other parties pertaining to the Obligations; (b) declare all sums owing to Lenders under the Warehousing Notes and the other Loan Documents due and payable upon the occurrence of an Event of Default which has not been waived in writing by Administrative Agent pursuant to the terms of the Loan Documents; (c) take and hold security for Borrower’s performance of the Obligations and exchange, enforce, waive, release and surrender any such security; (d) apply such security and direct the order or manner of sale thereof as Administrative Agent in its discretion may determine; (e) release (in full or in part), substitute or add any one or more endorsers of the Warehousing Notes or guarantors of the Obligations; (f) apply payments received by Administrative Agent from Borrower to any obligations of Borrower to Administrative Agent and Lenders, in such order as Administrative Agent shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (g) assign this Guaranty in whole or in part; and (h) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty; (i) grant any adjustment, indulgence, forbearance or compromise to Borrower or Guarantor; and (j) take or omit to take any other action with respect to the Loan Documents or the Obligations, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or not contemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final and indefeasible payment and satisfaction of the Obligations.

•                  GUARANTOR’S WAIVERS.  Guarantor hereby waives, and agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or adversely affected by:  (a) any defense based upon any legal disability, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, merger, reorganization, consolidation, dissolution or lack of power of Borrower, Guarantor or any other person at any time liable for the payment of all or part of the Obligations, or by reason of the cessation or limitation of the liability of Borrower, Guarantor or any other person at any time liable for the payment of all or part of the Obligations from any cause other than the full and final and indefeasible payment and satisfaction of the Obligations; (b) any defense based upon any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the shareholders, partners or members or other beneficial owners (direct or indirect) of Borrower or Guarantor; (c) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or Guarantor or any principal of Borrower or Guarantor, or any defect in the formation of Borrower, Guarantor or any principal of Borrower or Guarantor;  (d)  any  defense based upon the invalidity, illegality or unenforceability of all or any part of the Obligations or any document or agreement executed in connection with the Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Obligations or any part thereof is ultra vires, (iii) the officers, directors, members, partners or agents acting or purporting to act on behalf of Borrower or Guarantor in executing the Warehousing Notes, the Credit Agreement or the other Loan Documents or in otherwise creating the Obligations acted in excess of their authority, (iv) the Obligations violate applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing or evidencing part of the Obligations or otherwise executed in connection with the Obligations or given to secure the repayment of the Obligations) is illegal, uncollectible or unenforceable, or (vii) the Warehousing Notes, the Credit Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Obligations or any part thereof for any reason; (e) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to

Administrative Agent or any Lender or intended or understood by Administrative Agent or any Lender or Guarantor; (f) any and all rights and defenses arising out of an election of remedies by Administrative Agent; (g) any defense based upon Administrative Agent’s or any Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Warehousing Notes or any of the other Loan Documents; (h) any defense based upon any statute or rule of law which provides that the obligation of a guarantor or surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (i) any defense based upon Administrative Agent’s election, in any proceeding instituted under the Title 11 of the U.S. Code (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (j) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (k) any right of subrogation, any right to enforce any remedy which Administrative Agent or any Lender may have against Borrower and any right to participate in, or benefit from, any security for the Warehousing Notes or the other Loan Documents now or hereafter held by Administrative Agent and/or Lenders; (l) presentment, demand, protest and notice of any kind; (m) any right or claim of right to cause a marshalling of any of Borrower’s assets or the assets of any other party now or hereafter held as security for Borrower’s obligations; (n) all or any portion of the security interest in the Collateral is or becomes, or is found to be, invalid, avoidable, unperfected or otherwise unenforceable for any reason, whether in whole or in part; (o) any defense based upon any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any Collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations; and (p) any rights or defenses based upon any act or omission of Administrative Agent described in Section 3 of this Guaranty.  Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution until all obligations of Borrower under the Warehousing Notes and the other Loan Documents have been fully and indefeasibly paid.  Finally, Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Warehousing Notes or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

•                  GUARANTOR’S REPRESENTATIONS AND WARRANTIES.  Guarantor represents, warrants and acknowledges that:  (a) Lenders would not make the Loan but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty; (c) Guarantor is an Affiliate of Borrower that owns one hundred percent (100%) of the limited liability company interests in Borrower and has received, or will receive, direct or indirect benefit from the making of the Loan to Borrower and the making of this Guaranty; (d) Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all Collateral intended to be security for the payment of the Obligation provided, however, Guarantor is not relying on such financial condition or such Collateral as an inducement to enter into this Guaranty; (e) Guarantor has established adequate means of obtaining from sources other than Administrative Agent or Lenders, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, the Collateral and Borrower’s activities relating thereto and the status of Borrower’s performance of obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder; (f) Guarantor’s unrestricted and unencumbered Liquid Assets are not less than $10,000,000; (g) Guarantor’s Tangible Net Worth is not less than $100,000,000; (h) Guarantor’s Leverage Ratio does not exceed 2.25 to 1.0; (i) Guarantor’s Debt Service Coverage Ratio is not less than 2.0 to 1.0; (j) Guarantor has reviewed all of the terms and provisions of the Credit Agreement and the other Loan Documents; and (k) none of Administrative Agent, Lenders, or any other party has made any representation, warranty or statement to Guarantor on any matter in order to induce Guarantor to execute this Guaranty.

•                  SUBORDINATION.  Guarantor hereby subordinates all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor (collectively, the “Guarantor Claims”) to the obligations at any time owing by Borrower to Administrative Agent or any Lender under the Warehousing Notes and the other Loan Documents.  Guarantor assigns all Guarantor Claims to Administrative Agent, on behalf of Lenders, as security for this Guaranty, the Warehousing Notes and the other Loan Documents.  Guarantor agrees not to receive or collect, directly or indirectly, from Borrower or any other party any amount upon or in respect of Guarantor Claims until all obligations of Borrower under the Warehousing Notes and the other Loan Documents have been fully and indefeasibly paid, and the availability of any further Loan or other extension of credit under the Credit Agreement has also been indefeasibly terminated.  Guarantor further agrees not to assign all or any part of Guarantor Claims unless Administrative Agent has given its prior written consent and, if such consent is granted in Administrative Agent’s sole discretion, such assignment is expressly made subject to the terms of this Guaranty.  Upon the occurrence of an Event of Default which has not been waived in writing by Administrative Agent and upon request of Administrative Agent (a) all instruments evidencing Guarantor Claims shall be duly endorsed and delivered to Administrative Agent, and (b) all security for Guarantor Claims shall be duly assigned and delivered to Administrative Agent.  Guarantor shall execute, file and record such documents and instruments and take such other action as Administrative Agent deems necessary or appropriate to perfect, preserve and enforce Administrative Agent’s and Lenders’ rights in and to Guarantor Claims and any security therefor.  If Guarantor fails to take any such action, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor upon the occurrence of an Event of Default which has not been waived in writing by Administrative Agent.  The foregoing power of attorney is coupled with an interest and cannot be revoked.  In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Administrative Agent and Lenders an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Administrative Agent, and Guarantor covenants promptly to pay the same to Administrative Agent.

•                  BANKRUPTCY OF BORROWER.  In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Administrative Agent, on behalf of Lenders, all rights of Guarantor thereunder.  If Guarantor does not file any such claim, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Administrative Agent’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Administrative Agent’s nominee.  The foregoing power of attorney is coupled with an interest and cannot be revoked.  Administrative Agent or its nominee shall have the right, in its discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Administrative Agent the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Administrative Agent, on behalf of Lenders, all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Administrative Agent receives cash by reason of any such payment or distribution.  If Administrative Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.  If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Administrative Agent or any Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents.

•                  LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION.  Guarantor agrees that Lenders may elect, at any time, to sell, assign, or grant participations in all or any portion of their respective rights and obligations under the Loan Documents and this Guaranty, subject to the terms and conditions of the Credit Agreement.  Guarantor further agrees that Administrative Agent and Lenders may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information

(including, without limitation, all financial information) which has been or is hereafter provided to or known to Administrative Agent or Lenders with respect to:  (a) the Collateral; (b) any party connected with the Loan (including, without limitation, Guarantor, Borrower, any partner, joint venturer or member of Borrower or Guarantor, any constituent partner, joint venturer or member of Borrower or Guarantor, and any other guarantor); and/or (c) any lending relationship other than the Loan which Administrative Agent or any Lender may have with any party connected with the Loan; provided, however, that upon request of Guarantor and so long as no Event of Default has occurred and which such Event of Default has not been waived in writing by Administrative Agent, Administrative Agent shall use commercially reasonable efforts to obtain a confidentiality agreement, in form reasonably acceptable to Guarantor, from any such actual or potential purchaser(s), assignee(s) or participant(s) before disclosing any non-public information.  In the event of any such sale, assignment or participation, Administrative Agent and Lenders and the parties to such transaction shall share in the rights and obligations of Administrative Agent and Lenders as set forth in the Loan Documents only as and to the extent they agree among themselves.  In connection with any such sale, assignment or participation, Guarantor further agrees that the Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser, assignee, or participant.  Guarantor hereby consents to such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment, or participation.

•                  CONTINUING AND IRREVOCABLE GUARANTEE OF PAYMENT/ ADDITIONAL AND INDEPENDENT OBLIGATIONS.  This Guaranty is a continuing guaranty of payment and not of collection, cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 of this Guaranty, and elsewhere in this Guaranty, whether now or in the future arising or created.  The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing.  This Guaranty is independent of the obligations of Borrower under the Warehousing Notes and the other Loan Documents.  Administrative Agent may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action.

•                  ATTORNEYS’ FEES; ENFORCEMENT.  Guarantor shall pay to Administrative Agent and any Lender, immediately upon demand, all reasonable attorneys’ fees, advances, charges, costs and expenses paid or incurred by Administrative Agent or such Lender in connection with the enforcement or defense of any provision of this Guaranty or any of the other Loan Documents, or as a consequence of any Event of Default under the Loan Documents, with or without the filing of any legal action or proceeding, together with interest thereon from the time paid or incurred by Administrative Agent or such Lender until repaid at the Default Rate.

•                  RULES OF CONSTRUCTION.  The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Warehousing Notes and the other Loan Documents.  The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever.  When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa.  All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

•                 GOVERNING LAW.  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

•                  Consent to Jurisdiction.  GUARANTOR AND ALL PERSONS AND ENTITIES IN ANY MANNER OBLIGATED TO ADMINISTRATIVE AGENT AND LENDERS UNDER THIS GUARANTY AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON GUARANTOR BY MAIL AT THE ADDRESS SET FORTH HEREIN.  GUARANTOR

HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

•                  MISCELLANEOUS.  Time is of the essence hereunder with respect to every provision hereof.  The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, nominees, and successors and permitted assigns of Guarantor, Administrative Agent and Lenders.  The liability of all persons and entities who are in any manner obligated hereunder shall be joint and several.  If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

•                  JOINT AND SEVERAL LIABILITY.  The liability of Guarantor hereunder shall be joint and several with all other guarantors of Borrower’s obligations under the Warehousing Notes and Loan Documents.

•                  ENFORCEABILITY.  Guarantor hereby acknowledges that:  (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Administrative Agent’s and Lenders’ consideration for entering into this transaction, Administrative Agent has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein.  Given all of the above, Guarantor does hereby represent and confirm to Administrative Agent and Lenders that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand:  (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses.  Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Administrative Agent, and that Administrative Agent is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

•                  WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS GUARANTY, AND BY THEIR ACCEPTANCE HEREOF, ADMINISTRATIVE AGENT AND LENDERS, MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

•                  NOTICES.  All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Guaranty shall be in writing and shall be considered as properly given if delivered personally or sent by certified mail, return receipt requested, or by overnight commercial courier service, charges prepaid, or by facsimile.  Notices so sent shall be effective upon receipt (or if transmitted by facsimile, upon receipt as evidenced by electronic confirmation from sender’s fax machine or successful transmission if received during normal business hours during a business day and otherwise on the next business day) at the address set forth below; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  For purposes of notice, the address of the parties shall be:

If to Guarantor:	Walker & Dunlop, Inc.
	7501 Wisconsin Avenue
	Suite 1200
	Bethesda, MD 20814
	Attention: Richard M. Lucas, Esq.
	Tel.:	301.634.2146
	Fax:	301.634.2190

With a copy to:	Morgan Lewis & Bockius LLP
	1701 Market Street
	Philadelphia, PA 19103-2987
	Attention: Michael Pedrick, Esq.
	Tel.:	215.963.4808
	Fax:	215.963.5001
	mpedrick@morganlewis.com

If to Administrative Agent:	TD Bank, N.A.
	317 Madison Avenue
	2nd Floor
	New York, NY 10017
	(212) 651-2741
	Vice President and Senior Loan Officer
	(212) 651-2741
	Richard.Hay@TD.com

With a copy to:	Stradley, Ronon, Stevens & Young, LLP
	2600 One Commerce Square
	26th Floor
	Philadelphia, PA 19103
	Attention: Paul A. Patterson, Esq.
	215-564-8052
	215-564-8120
	PPatterson@stradley.com

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove.  Guarantor shall forward to Administrative Agent, without delay, any notices, letters or other communications delivered to Guarantor naming Administrative Agent, “Lender” or any similar designation as addressee, or which could reasonably be deemed to affect the ability of Guarantor to perform its obligations to Administrative Agent and Lenders under this Guaranty.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as a sealed instrument as of the date appearing on the first page of this Guaranty.

Walker & Dunlop, Inc., a Maryland corporation

By:	/s/ William M. Walker
	Name:	William M. Walker
	Title:	Chairman, President and Chief Executive Officer